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                                                                   EXHIBIT 10.17





                             DATED 25 FEBRUARY 2000




                        (1) CNBC SPORTS INTERNATIONAL LIMITED



                        (2) FOCUSED MEDIA LIMITED



                        (3) GLOBAL GOLF LIMITED



                        (4) BEVERLY HILLS, LTD.



                        (5) CYCAD FINANCIAL HOLDINGS LIMITED



                        (6) LUNA TRADING LIMITED



                           --------------------------

                              SETTLEMENT AGREEMENT

                           --------------------------







                               Denton Wilde Sapte
                               Five Chancery Lane
                                 Clifford's Inn
                                 London EC4A 1BU

                               Tel: 020 7242 1212


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THIS AGREEMENT is made the 25th day of February, 2000

BY, BETWEEN AND AMONG:

(1) CNBC SPORTS INTERNATIONAL LIMITED, a private limited company organised and existing under the laws of the United Kingdom, having offices at 56 Ennismore Gardens, Knightsbridge, London SW7 1AJ ("CNBC SPORTS");

(2) FOCUSED MEDIA LIMITED, a private limited company organised and existing under the laws of the Republic of Ireland, having its head office at Unit 27, Templemore Business Park, Northland Road, Derry, Northern Ireland BT480LD ("FOCUSED MEDIA");

(3) GLOBAL GOLF LIMITED, a private limited company organised and existing under the laws of Northern Ireland, having its offices at Unit 27, Templemore Business Park, Northland Road, Derry, Northern Ireland BT480LD ("GLOBAL GOLF");

(4) BEVERLY HILLS, LTD., a Utah corporation having its offices at 16 N. Fort Harrison Ave., Clearwater, Florida 33755 USA ("BHL");

(5) CYCAD FINANCIAL HOLDINGS LIMITED, a public company organised and existing under the laws of the Republic of South Africa, having an office at 85 Kerry Road, Parkview 2193, PO Box 72455, Parkview 2122, Republic of South Africa ("CYCAD"); and

(6) LUNA TRADING LIMITED, a private limited company registered in Jersey, Channel Islands, whose address is Lord Coutanche House, 66-68 Esplanade, St Helier, Jersey, Channel Islands ("LUNA").



WHEREAS:

I. The parties have heretofore entered into various agreements and understandings relating to the ownership of the share capital of Focused Media and their joint development and promotion of an Internet-based business under the name "Global Golf", including in particular but not necessarily limited to:

(A) An agreement dated 6 May 1999 among CNBC Sports, Focused Media and BHL for inter alia the purchase of airtime on certain television channels, as amended by a letter agreement dated 31 August 1999 (collectively "THE AIRTIME AGREEMENT");

(B) A Subscription and Shareholders' Agreement dated 6 May 1999 among CNBC Sports, BHL and Focused Media under which inter alia Focused Media was to issue to CNBC Sports shares representing twenty (20) per cent of the issued share capital of Focused Media ("THE CNBC SUBSCRIPTION AGREEMENT");

(C) An option agreement dated 12 July 1999 between Luna and BHL under which inter alia Luna was granted an option to acquire thirty (30) per cent of the issued share capital of Focused Media from BHL ("THE LUNA OPTION AGREEMENT"); and

(D) A Subscription and Shareholders' Agreement dated 30 September 1999 among CNBC Sports, Focused Media, BHL, Cycad and Luna, pursuant to which
      Cycad was to be issued with ten (10) per cent of the issued share capital of Focused Media upon and subject to the terms and conditions contained therein, as amended by a "Side Letter" agreement among the same parties



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      dated 1 October 1999 and a Modification Agreement among the same parties dated 26 October 1999 (collectively, "THE CYCAD SUBSCRIPTION AGREEMENT").

and

II. Certain unfortunate disagreements have arisen as the result of which the parties mutually desire to terminate the aforesaid agreements, upon all of the terms and conditions set forth in this Agreement.



NOW THEREFORE, in consideration of premises, the mutual agreements contained herein and other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged by each of the parties, THE PARTIES HEREBY AGREE as follows:


1.    DEFINITIONS

      Unless expressly stated otherwise herein, the following expressions shall have the following meanings in this Agreement:


      "AFFILIATE": means any person controlling, controlled by or under common control with a specified person. For the purposes of this definition, "control" means the power of a person to direct or cause the direction of the management or policies of any other person, or the ownership directly or indirectly of more than fifty (50) per cent of the equity or capital of or the voting power in any other person but, for the avoidance of any doubt, National Broadcasting Company, Inc. and General Electric Company are not and shall not be treated as Affiliates of CNBC Sports;

      "AGREED FORM": means the following wording in its entirety without any amendment or deletion:

            "CNBC Sports is currently assisting with the marketing of the globalgolf.com web site";

      "ASSOCIATED INDIVIDUAL" means, with respect to any party to this Agreement, any natural person who is, or who was at any time pertinent to any of the Relevant Agreements (as that term is defined below), associated with that party as a shareholder, officer, director, employee, agent or attorney.

      "BHL PARTIES": shall mean BHL, Focused Media, Global Golf and each and every Affiliate of BHL, Focused Media or Global Golf;

      "CNBC ACCOUNT": shall mean the following bank account of CNBC Sports:

            Account No: 01/06378536
            Sort Code:  60-30-03
            Address: National Westminster Bank plc, Dean Street Branch, 20 Dean Street, London W1A 1SX.

      "CNBC PARTIES": shall mean CNBC Sports, Cycad, Luna and each and every Affiliate of Cycad, Luna or CNBC Sports;




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3.    RELEASES; DISMISSAL OF LAWSUIT

3.1 Except for any obligations expressly preserved in or created by this Agreement, each of the BHL Parties hereby irrevocably waives, unconditionally releases and forever discharges each of the CNBC Parties, each of their Affiliates, and all of their respective Associated Individuals (herein, collectively, "Releasees") of and from any and all manner of suits, debts, demands, claims, causes of action, liabilities or obligations, of whatsoever kind or nature, whether in law or equity, which any of the BHL Parties may now have, may heretofore have had, or might otherwise have hereafter had or claimed against the said Releasees, or any of them, from the beginning of time to the date of this Agreement, including but not limited to any and all claims arising out of or in connection with or relating to any of the Relevant Agreements or the matters which are the subject of the Lawsuit.

3.2 Except for any obligations expressly preserved in or created by this Agreement, each of the CNBC Parties hereby irrevocably waives, unconditionally releases and forever discharges each of the BHL Parties, each of their Affiliates, and all of their respective Associated Individuals (herein, collectively, "Releases") of and from any and all manner of suits, debts, demands, claims, causes of action, liabilities or obligations, of whatsoever kind or nature, whether in law or equity, which any of the CNBC Parties may now have, may heretofore have had, or might otherwise have hereafter had or claimed against the said Releasees, or any of them, from the beginning of time to the date of this Agreement, including but not limited to any and all claims arising out of or in connection with or relating to any of the Relevant Agreements or the matters which are the subject of the Lawsuit.

3.3 Each of the BHL Parties hereby undertakes to procure that none of the BHL Parties shall at an time hereafter commence, bring, pursue, make or continue to make or pursue against any of the CNBC Parties or any of their Associated Individuals any claim, action, suit or proceedings of any description whatsoever which arises out of or is in any way connected with any of the Relevant Agreements or any act or omission by any of the CNBC Parties or any of their Associated Individuals prior to the date of this Agreement. Provided, however, that nothing contained herein is intended or shall be construed or operate so as to prohibit or prevent any of the BHL Parties from commencing and pursuing any claim, action, suit or proceedings to construe and enforce, by way of an action for damages, injunctive relief or otherwise, this Agreement or any of its provisions.

3.4 Each of the CNBC Parties hereby undertakes to procure that none of the CNBC Parties shall at any time hereafter commence, bring, pursue, make or continue to make or pursue against any of the BHL Parties or any of their Associated Individuals any claim, action, suit or proceedings of any description whatsoever which arises out of or is in any way connected with any of the Relevant Agreements or any act or omission by any of the BHL Parties or any of their Associated Individuals prior to the date of this Agreement provided, however, that nothing contained herein is intended or shall be construed or operate so as to prohibit or prevent any of the CNBC Parties from commencing and pursuing any claim, action, suit or proceedings to construe and enforce, by way of an action for damages, injunctive relief or otherwise, this Agreement or any of its provisions

3.5 Each of the CNBC Parties and each of the BHL Parties hereby irrevocably agrees that each of the Relevant Agreements is, with effect from the Relevant Date, hereby terminated in its entirety so that, with the effect from the Relevant Date, none of the CNBC Parties or the BHL Parties will



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      have any further rights or obligations under or arising out of any of the
      Relevant Agreements. Without prejudice to the generality of the foregoing,

      (a) CNBC Sports represents to the BHL Parties that CNBC Sports has, prior to the date of this Agreement, provided to Focused Media television airtime promoting Global Golf and/or the globalgolf.com Internet web site (constituting Non-US Inventory, as defined in the Airtime Agreement) as detailed in Schedule 3 hereto attached.

      (b) The BHL Parties acknowledge that the Non-US Inventory provided to Focused Media, as per Schedule 3 hereto attached, was of a value of US $700,000, and that CNBC shall have no obligation to provide any additional amount or unit of the Non-US Inventory to or for any of the BHL Parties.

      (c) CNBC Sports acknowledges that it has heretofore received payment of US $300,000 from BHL; will upon its receipt of the Payment (and its acceptance of same, if received after the Payment Receipt Deadline) have received a total of US $700,000; and will neither be entitled nor claim entitlement to any further payments from BHL or any of the other BHL Parties.

3.6 Upon CNBC Sports' receipt of the Payment (and its acceptance of same, if received after the Payment Receipt Deadline), the Lawsuit shall forthwith be dismissed with prejudice and without any attorney's fees or costs being awarded to or paid by either the plaintiff or any of the defendants named in said Lawsuit. For such purpose, CNBC Sports and BHL shall, and BHL shall procure that the individual defendants named shall, promptly enter into a joint stipulation to that effect, and the same shall be submitted to the Court with a proposed order to the same effect

3.7 Each of the BHL Parties undertakes, covenants, represents and warrants to and for the intended benefit of each of the CNBC Parties that it shall not at any time solicit, incite or encourage any person to bring or make, or assist or participate in the making or bringing of, any claim, action, suit or proceedings of any description whatsoever which arises out of or is in any way connected with (a) any of the Relevant Agreements or (b) any act or omission by any of the CNBC Parties or any of their Associated Individuals prior to the date of this Agreement which related to or otherwise involved any of the BHL Parties.

3.8 Each of the CNBC Parties undertakes, covenants, represents and warrants to and for the intended benefit of each of the BHL Parties that it shall not at any time solicit, incite or encourage any person to bring or make, or assist or participate in the making or bringing of, any claim, action, suit or proceedings of any description whatsoever which arises out of or is in any way connected with (a) any of the Relevant Agreements or (b) any act or omission by any of the BHL Parties or any of their Associated Individuals prior to the date of this Agreement which related to or otherwise involved any of the CNBC Parties.

4.    MARKETING

4.1 Subject to Clauses 2.2, 2.3 and 4.2, CNBC Sports hereby grants to Focused Media and to BHL a non-exclusive licence, for a period of one hundred and twenty (120) days commencing upon the Relevant Date (the "License Period"), and without any obligation on the part of any of the BHL Parties to make any payment to CNBC Sports therefor, to:



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         (a)      display the Logo on the globalgolf.com web site, provided that the size, positioning and prominence of such display has been approved in writing by CNBC Sports (such approval not to be unreasonably withheld or delayed) and provided further that no textual matter may be added in proximity to such display of the Logo;

         (b) use the Logo, for identification purposes only, in print media, provided that any such use of the Logo has been submitted to and approved by CNBC Sports in writing prior to such use (such approval not to be unreasonably withheld or delayed) and provided further that any such use of the Logo shall be discreet and not identify CNBC Sports as a shareholder in any of the BHL Parties (unless CNBC Sports shall agree to become a shareholder and in fact becomes a shareholder during the License Period);

         (c) refer to CNBC Sports as a provider of marketing assistance to Focused Media in the Agreed Form in press releases and other printed materials issued by BHL or Focused Media (but not in any form other than the Agreed Form), provided, however, that if any such press release or other printed material includes any other content which, whether independently or when read in context with the statement in the Agreed Form, refers to CNBC Sports, whether directly or indirectly, and whether expressly or impliedly, then such press release or other printed material shall first have been submitted to and approved by CNBC Sports in writing prior to this issue (such approval not to be unreasonably withheld or delayed). In no event shall any such reference to CNBC Sports suggest any association between CNBC Sports and any goods or service provided, marketed or sold by any of the BHL Parties other than the globalgolf.com website.

4.2 Each and every use of the Logo in accordance with Clause 4.1 shall in any event comply with all written guidelines to which CNBC Sports is subject in relation to use of the Logo or any part thereof. Within three (3) business days after the Relevant Date, CNBC Sports shall provide to BHL a copy of such guidelines as currently in effect. CNBC Sports shall also provide to BHL copies of any modifications to such guidelines which may be made during the License Period, promptly upon their becoming effective.

4.3 Upon the expiry of the License Period, the Logo shall, in the absence of any further written agreement by CNBC Sports to the contrary, be immediately removed from the web site referred to in Clause 4.1(a) above, and no further reference may be made to CNBC Sports by any of the BHL Parties in any medium or media, press release or other communication whatsoever circulated or intended for circulation, whether directly or indirectly, to the public.

5.       COMPETITION

5.1 Subject only to Clause 5.3 below, it is irrevocably agreed by each of the BHL Parties that, after the Relevant Date, each of the CNBC Parties and their Affiliates (whether now existing or hereafter coming into being) may and is freely entitled to engage in any activity or line of business whatsoever, and to compete in any lawful manner with any of the BHL Parties in any activity or line of business whatsoever, without interference or adverse claim by any of the BHL Parties.

5.2 It is irrevocably agreed by each of the CNBC Parties that, after the Relevant Date, each of the BHL Parties and their Affiliates (whether now existing or hereafter coming into being) may and is freely entitled to engage in any activity or line of business whatsoever, and to compete in any

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         lawful manner with any of the CNBC Parties, in any activity or line of business whatsoever, without interference or adverse claim by any of the CNBC Parties.

5.3 Each of the CNBC Parties undertakes, covenants, represents and warrants to and for the intended benefit of each of the BHL Parties that it shall not:

         (a) from and after the signature of this Agreement and for a period of six (6) months from the Relevant Date, (i) enter into any agreement or business relationship with any of the companies listed in Schedule 1(a), (ii) engage in any communications with any of said companies, or with any person on behalf of any of them, for the purpose of negotiating or entering into any agreement or business relationship, or (iii) enter into any agreement or business relationship or engage in any communications with any person or company known by any of the CNBC Parties to be an Affiliate of any of the companies listed in Schedule 1(a) with the purpose of circumventing the provisions of this Clause 5.3(a);

         (b) from and after the signature of this Agreement and for a period of sixty (60) days from the Relevant Date, (i) enter into any agreement or business relationship with any of the companies listed in Schedule 1(b), (ii) engage in any communications with any of said companies, or with any person on behalf of any of them, for the purpose of negotiating or entering into any business agreement or relationship, or (iii) enter into any agreement or business relationship or engage in any communications with any person or company known by any of the CNBC Parties to be an Affiliate of any of the companies listed in Schedule 1(b) with the purpose of circumventing the provisions of this Clause 5.3(b); or

         (c) for a period of three (3) months from the Relevant Date, whether directly or indirectly through any Affiliate or other entity, build, own or operate any system for the reservation of tee-times by golfers on the Internet.

5.4 Each of the CNBC Parties further undertakes, covenants, represents and warrants to and for the intended benefit of each of the BHL Parties that neither it nor any of its Affiliates shall, at any time from and after the signature of this Agreement:

         (a) have or claim to have any right, title or interest, whether legal or beneficial, in the names "Global Golf" (when those words are used in combination with each other) or "GlobalGolf", or in the URL "globalgolf.com", whether or not the said names or URL are registered or otherwise protected under the laws of any jurisdiction;

         (b) use or claim any right or license to use either of the names or the URL mentioned in Clause 5.4(a), whether or not the said names or URL are registered or otherwise protected under the laws of any jurisdiction; or

         (c) adopt, in connection with any golfing-related web site on the Internet, any other business name, trade name or URL which utilises or incorporates the word "global", whether separately or as an integral part of a compound word (such as, by way of example only, "theglobalgolfer"), whether or not any such names or URLs are registered or otherwise protected under the laws of any jurisdiction.

5.5 Each of the CNBC Parties further undertakes, covenants, represents and warrants to and for the intended benefit of each of the BHL Parties that neither it nor any of its Affiliates shall without the prior written consent of BHL, at any time during the period of twelve (12) months following the signature of this Agreement, use, create or build any brand name which (a) utilises or incorporates the word "global", whether separately or as an integral part of a compound word


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         (such as, by way of example only, "theglobalgolfer"), in connection with any golfing-related business or enterprise (whether or not Internet-related) and (b) is owned by any of the CNBC Parties or their Affiliates in whole or in part. It is understood that the undertakings, covenants, representations and warranties contained in Clause 5.4 shall continue in full force and effect notwithstanding the expiry of those contained in this Clause 5.5.

5.6 Each of the CNBC Parties acknowledges that the undertakings, covenants, representations and warranties made by them in Clauses 5.3, 5.4 and 5.5 are reasonable in scope and duration, and are appropriate and necessary for the protection of the interests of the BHL Parties, in the light of (a) the past and ongoing discussions and negotiations which were initiated by one or more of the BHL Parties with the companies listed in Schedules 1(a) and 1(b); (b)the relationship which was established between the BHL Parties and the CNBC Parties pursuant to the Relevant Agreements (c) the information which has been provided by the BHL Parties to the CNBC Parties, concerning the listed companies and the potential benefits of establishing business relationships with them, in reliance upon the Relevant Agreements; (d) the prospective termination of the Relevant Agreements pursuant to this Agreement, and (e) the establishment, use and promotion of the names and URL mentioned in Clause 5.4(a) by one or more of the BHL Parties long prior to the signature of any of the Relevant Agreements.

5.7 Each of the CNBC Parties further acknowledges that in the event of any breach or threatened breach of any of the undertakings, covenants, representations and warranties made by them in Clauses 5.3, 5.4 and 5.5, one or more of the BHL Parties will be subjected to the imminent risk of irreparable harm, and that the damages sustained as a result may be difficult or impossible to quantify. Accordingly, in the event of any such breach or threatened breach, any of the BHL Parties aggrieved thereby shall be entitled to immediate injunctive relief, in addition to any other remedies available to them at law or in equity.

6.       SHARE CAPITAL AND ASSETS OF FOCUSED MEDIA AND GLOBALGOLF

6.1 From and after the signature of this Agreement, and notwithstanding any prior agreements and understandings (including but not limited to any provisions contained in the Relevant Agreements), none of the CNBC Parties shall either have or claim to have any legal or equitable right, title or interest in, or entitlement,

         (a) to any shares of Focused Media or Global Golf, whether presently issued or unissued;

         (b) to any of the following existing assets of Focused Media or Global Golf, to wit:

                  (i) any funds presently on deposit in any account in the name of Focused Media or Global Golf in any bank in the Republic of Ireland or Northern Ireland;

                  (ii) any furniture, furnishings, computer equipment, computer storage media and other tangible personal property which is presently owned by Focused Media or Global Golf and located in the Republic of Ireland or Northern Ireland;

                  (iii) the company registers and any and all business records and papers of Focused Media or Global Golf located in the Republic of Ireland or Northern Ireland;


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                  (iv)     any rights of Focused Media or Global Golf under any
                           leases of real property or office space, and any leasehold improvements, located in the Republic of Ireland or Northern Ireland;

                  (v) any rights of Focused Media or Global Golf under any leases of equipment which is located in the Republic of Ireland or Northern Ireland and used in connection with the business of either company;

                  (vi) any accounts receivable for products sold or services provided by Focused Media or Global Golf in the Republic of Ireland or Northern Ireland, or through the globalgolf.com web site;

                  (vii) any rights under any employment contracts (whether written or oral) between Focused Media or Global Golf and any of their employees who presently reside in the Republic of Ireland or Northern Ireland;

                  (viii) any and all computer programs, software and related materials (including but not limited to all source code, object code, executable files, data, storage media, and printouts) which are presently owned by Focused Media or Global Golf and located in the Republic of Ireland or Northern Ireland, or which have heretofore been developed by Focused Media or Global Golf in the course of their operations in the Republic of Ireland or Northern Ireland for use or potential use in connection with the development, operation and maintenance of the globalgolf.com web site, and any and all copyrights, trademarks and other intellectual property rights with regard thereto which are presently owned by Focused Media or Global Golf (whether or not the same are registered in any jurisdiction);

                  (ix) any and all rights to the name "Global Golf" and the URL "globalgolf.com", whether or not the said names or URL are registered or otherwise protected under the laws of any jurisdiction; and

                  (x) any rights pursuant to any contracts for telephone service, utilities services and Internet service presently being furnished to Focused Media or Global Golf in the Republic of Ireland or Northern Ireland.

         (c) Any property, contract rights and other assets, of any kind or description, which are lawfully acquired by Focused Media or Global Golf at any time after the date of this Agreement and are so acquired utilising monies provided by any of the CNBC Parties prior to the date of this Agreement.

7.       EXCHANGE OF LETTERS

7.1 Upon the Relevant Date, BHL will deliver to Denton Wilde Sapte (attention: Nicholas West) by telefax (020 7320 6693) a letter in form and content the same as Schedule 4 attached.

7.2 Upon the Relevant Date, CNBC Sports will deliver to David R. Schachter by telefax (001 914 923 9760) a letter in the form attached as
         Schedule 5.

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7.3      Upon the Relevant Date, CNBC Sports will also deliver to David R.
         Schachter by telefax (001 914 923 9760) a letter in the form attached as Schedule 6.

7.4 Within 120 days after the date of this Agreement BHL shall deliver to CNBC Sports a certified copy of duly passed resolutions of the boards of directors of Focused Media and Global Golf ratifying the execution of this Agreement by the signatories to this Agreement on behalf of Focused Media and Global Golf.

8.       RELATIONSHIPS WITH OTHER PARTIES

8.1 CNBC Sports represents to the BHL Parties that neither the CNBC Parties nor any of their Affiliates, nor any of their respective Associated Individuals, has heretofore entered into any contract with, or incurred any financial or other obligation to, Robert Trent-Jones, Anderson Consulting, Twelve Stars Communications Limited, or Sportal International Limited, or any other party, for which any of the BHL Parties are or may be liable or responsible. CNBC Sports hereby agrees to hold harmless and indemnify the BHL Parties in respect of any debt, claim, cause of action or liability asserted against them or any of them contrary to the foregoing representation, and in respect of any cost or expense (including attorney's fees) which may be incurred by the BHL Parties or any of them as the result of the assertion of any such debt, claim, cause of action or liability.

8.2 Without limiting the generality of Clause 8.1, CNBC Sports represents to the BHL Parties that neither it nor any of its Affiliates, nor any of their respective Associated Individuals, has heretofore entered into any contract of employment, whether written or oral, with Timothy Wright, on behalf of any of the BHL Parties. CNBC Sports hereby agrees to hold harmless and indemnify the BHL Parties in respect of any debt, claim, cause of action or liability asserted against them or any of them contrary to the foregoing representation, and in respect of any cost or expense (including attorney's fees) which may incurred by the BHL Parties or any of them as the result of the assertion of any such debt, claim, cause of action or liability.

8.3 BHL represents to the CNBC Parties that neither the BHL Parties nor any of their Affiliates, nor any of their respective Associated Individuals, has heretofore entered into any contract with, or incurred any financial or other obligation to, Robert Trent-Jones, Anderson Consulting, Twelve Stars Communications Limited, or Sportal International Limited, or any other party, for which any of the CNBC Parties are or may be liable or responsible. BHL hereby agrees to hold harmless and indemnify the CNBC Parties in respect of any debt, claim, cause of action or liability asserted against them or any of them contrary to the foregoing representation, and in respect of any cost or expense (including attorney's fees) which may incurred by the CNBC Parties or any of them as the result of the assertion of any such debt, claim, cause of action or liability.

8.4 Provided that the representation made by CNBC Sports in Clause 8.1 is true and correct, each of the BHL Parties acknowledges that, as of the signature of this Agreement, it has no contractual relationship with Robert Trent-Jones, Anderson Consulting, Twelve Star Communications Limited or Sportal International Limited (herein, "Third Parties"). Except as expressly stated in Clause 8.5 below, each of the BHL Parties hereby irrevocably waives and disclaims any and all right, title and interest in and to any existing or future work performed by any of said Third Parties for or on behalf of CNBC Sports; provided, however, that nothing contained in this clause shall preclude any of the BHL Parties from entering into any contract or business relationship with any of said Third Parties at any time after the signature of this Agreement.

8.5 Reference is made to that certain spiral-bound booklet containing an evaluation of globalgolf.com, as prepared by Anderson Consulting and provided to the parties at their meeting on 2 December 1999. Each of the parties to this Agreement shall be entitled to utilise the information and concepts contained therein. Such use shall not give rise to any claim by any other party, so long as such use is not in violation of any of the express provisions of this Agreement.

8.6 Each of the BHL Parties hereby irrevocably waives and disclaims any and all right, title and interest in and to the logo design depicted in
         Schedule 7, which was heretofore commissioned by CNBC Sports from Twelve Stars Communications Limited, and hereby irrevocably acknowledges and agrees that any of the CNBC Parties or their licensees may use such design in their absolute discretion, so long as the word "global" (whether separately or as part of any compound word) is not used in or in conjunction with such design.

8.7 CNBC Sports hereby acknowledges and confirms that it heretofore entered into a contractual arrangement with Sam Torrance on behalf of or for the benefit of Focused Media, which expired on December 31, 1999 but pursuant to which there are or may be sums of money due remaining due and owing to Sam Torrance. CNBC Sports hereby agrees to hold harmless and indemnify the BHL Parties against any and all claims, actions and proceedings (and all associated liabilities, costs and expenses, including attorney's fees) made or brought by Sam Torrance arising out of or in connection with said contractual arrangement.

9.       VIDEOTAPES

9.1 Within thirty (30) days after the Relevant Date and payment to CNBC Sports of the editing costs referred to in the immediately following sentence, CNBC Sports shall provide to BHL the videotapes which contain the airtime promotions produced for Focused Media and BHL under the Airtime Agreement. However, CNBC Sports shall be freely entitled, at BHL's cost (such cost not to exceed US $5,000 and to be confirmed to BHL prior to the work being performed) to edit out of those tapes any reference whatsoever made to CNBC Sports and/or the Logo.

9.2 CNBC Sports will not willfully carry out the editing of said videotapes in such a manner as to destroy the integrity and usability of the remaining contents.

9.3 The videotapes (as edited) and all of their contents shall be and remain the exclusive property of BHL. BHL shall be free to utilise the tapes in such manner as it sees fit, without the consent of CNBC Sports and without the payment of any license fees or other compensation to CNBC Sports.

10.      PUBLIC STATEMENTS; NO DISCLOSURE AND DISPARAGEMENT

10.1 Each of the parties hereby undertakes that neither it nor any of its Affiliates, nor any of their respective Associated Individuals, shall, at any time hereafter, publish, disseminate, divulge or communicate to any other person any details or copies of this Agreement, or make any public announcement or issue any press release regarding this Agreement, any of its terms, or the change in the relationship of any of the BHL Parties to any of the CNBC Parties effected by this Agreement, unless it is required to do so by any applicable law or the rules of any stock exchange, or unless it shall have first obtained the written agreement of each of the other parties to this Agreement.

10.2 Each of the parties to this Agreement further undertakes that neither it nor any of its Affiliates, nor any of their respective Associated Individuals, shall, at any time hereafter, make any communication or statement to any other person whomsoever, or issue any public announcement, statement or press release, which is in any way disparaging of any of the other parties to this Agreement, or of any of their Affiliates, or of any of their Associated Individuals.

11.      GOVERNING LAW; RESOLUTION OF DISPUTES; SERVICE OF PROCESS

11.1 This Agreement shall be governed by and construed in all respects in accordance with English law, and it is irrevocably agreed that the courts of England shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, and that, accordingly, any suit, action or proceeding arising out of or in connection with this Agreement (in this Clause and in Clause 11.2 referred to as "Proceedings") may be brought in such courts. Nothing in this Clause shall limit the right of any party to commence and maintain Proceedings against any other party in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdiction preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

11.2 In any such Proceedings, the prevailing party (as determined by the court having jurisdiction thereof) shall be entitled to recover its reasonable and actual attorney's fees and costs, in addition to any other relief obtained.

11.3 The BHL Parties appoint Paul White, A&L Goodbody, 1st Floor, Pinnacle House, 23-26 St. Dunstan's Hill, London EC3 R8HL, as their authorised agent in England and Wales, for the purpose of accepting service of process for all purposes in connection with this Agreement.

11.4 Cycad appoints Philip Parker of Riverglade, Riversdale, Bourne End, Buckinghamshire SL8 5EB as its authorised agent in England and Wales, for the purpose of accepting service of process for all purposes in connection with this Agreement.

12.      MISCELLANEOUS

12.1 None of the parties, by entering into this Agreement, is acknowledging its liability, or the liability or non-liability of any other party, its Affiliates, or any of their respective Associated Individuals, to anyone with respect to any matter whatsoever preceding the date of this Agreement.

12.2 This Agreement is intended to be comprehensive in nature. Any and all rights and obligations as between any of the BHL Parties and any of the CNBC Parties arising out of or in connection with or in any manner relating to any of the Relevant Agreements, to the extent not expressly referred to in this Agreement, have not been omitted through inadvertence, but are intentionally and irrevocably waived. No representations or promises have been made by any of the parties to any other party in relation to this Agreement, and no representations or promises are or can be relied upon, other than those which are expressly set forth in this Agreement and its Schedules.

12.3 Any and all notices which are required or which any party desires to issue to any other party pursuant to the terms of this Agreement shall be transmitted by post or overnight courier, with copies by telefax, directed to the recipient at its addresses as indicated in this Agreement, or at such other address as such party may hereafter in writing designate, and shall be deemed served when first of any of such copies is actually received.

12.4 Each party shall bear all legal and other costs and expenses incurred by it in connection with this Agreement.

12.5 This Agreement may be executed in one or more counterparts, and each counterpart shall, when executed, constitute or be deemed to constitute one and the same legally binding and enforceable contract.

12.6 Each party shall be entitled to receive, and shall be provided as promptly as practicable following the signature of this Agreement, a true, correct and complete copy of this Agreement with all of its Schedules (or of copies executed in counterparts, as the case may be) reflecting the original signatures of all of the parties. Pending each party's receipt of same, facsimile copies of this Agreement with all of its Schedules (or of copies executed in counterparts, as the case may be) shall serve as originals and be sufficient as such for all purposes.

12.7 Each party (a) represents that its signatory has the power and authority to sign this Agreement and, by doing so, to bind that party to this Agreement and all of its terms, and (b) agrees to indemnify each of the other parties to this Agreement in respect of any damages sustained, and any costs or expenses (including attorney's fees) incurred, as the result of any claim to the contrary.

12.8 BHL (a) represents and warrants that the signatories to this Agreement on behalf of Global Golf and Focused Media have the power and authority to sign this Agreement and, by doing so, to bind that party to this Agreement and all of its terms and (b) shall indemnify and keep indemnified each of the CNBC Parties against all liabilities, claims, actions, proceedings, costs, damages and expenses (including without limitation reasonable legal fees) reasonably and properly incurred by each of the CNBC Parties and arising out of any breach of such representation and warranty.

12.9 CNBC Sports (a) represents and warrants that the signatory to this Agreement on behalf of Luna has the power and authority to sign this Agreement and, by doing so, to bind that party to this Agreement and all of its terms and (b) shall indemnify and keep indemnified each of the BHL Parties against all liabilities, claims, actions, proceedings, costs, damages and expenses (including without limitation reasonable legal fees) reasonably and properly incurred by each of the BHL Parties and arising out of any breach of such representation and warranty.

12.10 BHL hereby undertakes, covenants, represents and warrants to and for the intended benefit of each of the CNBC Parties that it shall not permit any third party to acquire (by way of a transfer of or subscription for shares or otherwise) control (as defined in the definition of an "Affiliate" contained herein) of Focused Media or Global Golf unless and until:

         (a) BHL shall have delivered to CNBC Sports a certified copy of the board resolutions referred to in Clause 7.4; or

         (b) BHL shall have procured the due execution and delivery to CNBC Sports by any third party, who so acquires such control, of a warranty, representation and indemnity in the same terms as Clause 12.8 and in the form of a deed.

         IN WITNESS whereof the parties, by their undersigned representatives, hereby execute this Agreement

SIGNED for and on behalf of        )
CNBC SPORTS INTERNATIONAL          )   /s/ [ILLEGIBLE]
LIMITED                            )



SIGNED for and on behalf of        )
FOCUSED MEDIA LIMITED              )   /s/ [ILLEGIBLE] 2/25/00



SIGNED for and on behalf of        )
GLOBAL GOLF LIMITED                )   /s/ [ILLEGIBLE] 2/25/00



SIGNED for and on behalf of        )
BEVERLY HILLS, LTD.                )   /s/ [ILLEGIBLE] 2/26/00



SIGNED for and on behalf of        )
CYCAD FINANCIAL HOLDINGS           )   /s/ [ILLEGIBLE]
LIMITED                            )



SIGNED for and on behalf of        )
LUNA TRADING LIMITED               )   /s/ [ILLEGIBLE]